UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2021

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On June 4, 2021, Entravision Digital Holdings, LLC (the “Acquiror”), a wholly-owned subsidiary of Entravision Communications Corporation (the “Company”), entered into an agreement to acquire MediaDonuts Pte. Ltd. (the “Target”), a company engaged in the sale and marketing of digital advertising in Southeast Asia, pursuant to a Securities Purchase Agreement entered into on the same date (the “Acquisition Agreement”), among the Acquiror, the Company, the Target, and the selling shareholders of the Target (the “Sellers”).

Upon the terms and subject to the conditions set forth in the Acquisition Agreement, the Acquiror agreed to acquire (the “Acquisition”) 100% of the issued and outstanding shares of the Target for a total purchase price of approximately $15.1 million in cash. The Acquisition Agreement also contains representations, warranties, covenants, and indemnities of the parties thereto.

In connection with the closing of the Acquisition, the Acquiror, the Company and the Sellers agreed to enter into an Earn-Out Agreement (the “Earn-Out Agreement”). Subject to the terms of the Earn-Out Agreement, the Sellers have the right to the following “Earn-Out Payments”:

• in April 2023, in the event the Target achieves certain EBITDA targets in calendar years 2021 and 2022, the Acquiror pays the Sellers an amount up to approximately $7.4 million; and

• in April 2025, in the event the Target achieves certain year-over-year EBITDA growth targets in calendar years 2023 and 2024, the Acquiror pays the Sellers an amount based on a pre-determined multiple of EBITDA for each of those years.

Additionally, subject to the terms of the Earn-Out Agreement, the Sellers may elect to accelerate their Earn-Out Payments upon the occurrence of certain events, including the dismissal of Pieter-Jan de Kroon as chief executive of the Target without cause (as defined in his employment agreement), the sale of the Target, or the acquisition by the Company of an entity that markets or sells digital advertising on certain third party publisher digital platforms that are suppliers of the Target as of the closing of the Acquisition in markets where the Target operates as of the closing of the Acquisition.

The acquisition is expected to close on or around July 1, 2021, following the satisfaction of, and subject to, customary closing conditions.

The foregoing summary of the Acquisition Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreement, a copy of which are attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 7.01   Regulation FD Disclosure.

On June 9, 2021, the Company issued a press release relating to the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information provided in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any future registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

10.1

Securities Purchase Agreement effective as of June 4, 2021 by and among Entravision Digital Holdings, LLC, Entravision Communications Corporation, MediaDonuts Pte. Ltd. and the selling shareholders named therein.

99.1	Press release dated June 9, 2021.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: June 9, 2021	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer